EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-68350 and 333-83819) and Forms S-8 (Nos. 33-37632, 33-35476, 33-71134 and 33-5723) of Cabot Oil & Gas Corporation of our report dated February 16, 2004, except for Note 2 as to which the date is August 6, 2004, relating to the consolidated financial statements, which appears in this Form 10-K/A.

/S/    PRICEWATERHOUSECOOPERS LLP

Houston, Texas

August 9, 2004

1